                       [SUSQUEHANNA BANCSHARES, INC. LOGO]

                                  SUSQUEHANNA
                                BANCSHARES, INC.
                                 P.O. Box 1000
                             26 North Cedar Street
                             Lititz, PA 17543-1000

                                      NEWS


FOR ADDITIONAL INFORMATION CONTACT:
Alison van Harskamp, Vice President and Director of Communications Susquehanna Bancshares, Inc. (717) 625 6260, communications@susqbanc.com
                                             ---------------------------


                   SUSQUEHANNA BANCSHARES, INC. ANNOUNCES FULL
                           YEAR/4TH QUARTER RESULTS -
                   GROWS DEPOSITS 10%, BANK LOANS 13% IN 2002

FOR IMMEDIATE RELEASE:  LITITZ, PA, January 21, 2003:
----------------------------------------------------

Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq: SUSQ - news) today announced net income for the year ended December 31, 2002, was $61.7 million, or $1.55 per diluted share, an increase of 11% over the $55.7 million earned in 2001. Net income for the fourth quarter of 2002 increased 5% to $15.4 million, or $0.39 per diluted share, compared to $14.7 million for the fourth quarter of 2001, or $0.37 per diluted share.

Earnings were in line with the company's forecast of $1.54 - $1.56 for the full year. As a result of new rules under generally accepted accounting principles adopted in 2001, goodwill amortization was discontinued in 2002. Had the new rules been in effect in 2001, diluted earnings per share would have been $1.49 for the year, and $0.39 for fourth quarter of 2001.

Fourth quarter 2002 earnings included an increase in the loan loss provision of $1.2 million from the third quarter, and one-time charges at Susquehanna's auto leasing subsidiary of $1.3 million. These non-recurring charges were offset by a $2.6 million security gain during the fourth quarter resulting from the sale of a small-cap bank stock purchased years ago which Susquehanna no longer had a strategic interest in holding. The increased loan loss provision was related to charge-offs in Susquehanna's equipment leasing subsidiary's truck portfolio due to adverse market conditions. At December 31, 2002, truck loans remaining in that portfolio totaled less than $5 million. The auto leasing charges resulted from a 50 basis point drop in leasing rates during the fourth quarter which accelerated amortization by $0.8 million of certain deferred assets associated with a like-kind exchange sale leaseback transaction made in the year 2000, and a $0.5 million settlement made with a third-party residual-value guarantor related to certain contractual provisions within the servicing agreement dated September 1, 2000.

                  Full Year/ Fourth Quarter Financial highlights

o Deposits and loans continued on an upward trend primarily as the result of Susquehanna's ongoing strategic retail and corporate sales initiatives. Deposits at December 31, 2002, increased 10% over December 31, 2001, rising from $3.5 billion to $3.8 billion year over year. Loans and leases rose to $3.8 billion at December 31, 2002, an increase of 9% over December 31, 2001. Bank originated loans increased 13% year over year.

o Non-interest income increased 12% over the full year results reported for December 31, 2001, rising from $84.2 million to $94.2 million in 2002. Non-interest income for the fourth quarter of 2002 was $23.7 million, an increase of 9% compared to $21.7 million in the fourth quarter of 2001. For the year ended December 31, 2002, core banking contributed 52% of the total and non-bank affiliates 48%. For the twelve months ended December 31, 2002, non-interest income represented 33% of total revenue.

o Total assets increased 9%, rising from $5.1 billion at December 31, 2001 to $5.5 billion at December 31, 2002.

o Asset quality remained solid and within Susquehanna's 5-year historical range. Total non-performing assets at December 31, 2002, were $21.3 million, up $2 million from the 5-year low reached on December 31, 2001. Past due loans of 90 days or more were down to $8.2 million at December 31, 2002 compared to $11.5 million at year-end in 2001.

o On November 4, 2002, Susquehanna announced the completion of a private placement of $75 million aggregate principal amount of 6.05% Subordinated Notes due November 1, 2012.

"An integral part of Susquehanna's 2002 strategic plan involved improving our core banking performance. With a focused effort on training and developing our employees, Susquehanna's sales culture has achieved substantial results. The execution of our plan yielded a 13% increase in bank loans, a 10% increase in bank deposits, including a 14% increase in demand deposits, and a 6% increase in bank-contributed, non-interest income. Additionally, we've experienced significant increases in our cross-sell ratios," says Susquehanna Chairman, President and CEO William J. Reuter. "Susquehanna's diluted EPS guidance is $0.39 to $0.41 for the first quarter of 2003. Based on 2003 budget projections, and a bias that interest rates will gradually increase during the latter part of the year, our diluted EPS for the year 2003 is expected to be in the range of $1.62 - $1.68."

During the fourth quarter of 2002, return on assets ("ROA") and return on equity ("ROE") finished at 1.12% and 11.60%, respectively, compared with 1.16% and 11.88%, in the fourth quarter of 2001. For the twelve month period ending December 31, 2002, ROA and ROE were 1.17% and 12.02%, respectively, compared to 1.14% and 11.78% for the twelve month period ending December 31, 2001.

Equity capital was $534 million at December 31, 2002, or $13.47 per share, compared to $494 million at December 31, 2001, or $12.54 per share.

                            Additional 2002 Highlights...

o Moody's Investor Service improved the outlook on Susquehanna's senior debt rating of Baa1 to stable from negative on May 31, 2002.

o On June 28, 2002, Susquehanna completed its acquisition of The Addis Group, a property and casualty insurance brokerage located in King of Prussia, Pa. The company was acquired as part of Susquehanna's stated strategy of broadening its product and service offerings and diversifying its non-interest revenue generation through selectively adding non-bank affiliates to provide an increased range of financial services to current and potential customers within its market areas.

o On August 5, 2002, Susquehanna completed the merger of its subsidiaries Equity Bank, Marlton NJ and Founders' Bank, Bryn Mawr, Pa. The resultant Equity Bank provides customers in the greater Philadelphia and southern New Jersey regions with more branch and ATM locations, expanded product and service offerings, and, in some cases, extended hours.

o Susquehanna's largest banking affiliate, Farmers First Bank (Lititz, Pa.) received preferred lender status by the U.S. Small Business Administration in 2002. Farmers is the second Susquehanna affiliate to achieve preferred lender status, awarded to the most active and expert lenders, joining Susquehanna Bank (Baltimore, Md.) which received its designation in 2001.

o For the third consecutive year, Susquehanna was selected by Mergent as a Dividend Achiever in 2002, one of 218 U.S. companies out of a field of 10,000. Susquehanna has increased its common stock cash dividend every year since it was formed in 1982.

o In addition to providing public access to its quarterly earnings conference calls by live Webcast, in 2002 Susquehanna Webcast its annual shareholders meeting from the Hotel Hershey (PA) including a slide presentation and remarks by CEO William J. Reuter. To enhance disclosure and facilitate timely access to important information, the company also posts press releases, financial reports, and SEC filings to its Website.

Susquehanna also announced it will broadcast its fourth quarter results conference call over the Internet on January 22, 2003, at 11:00 AM Eastern time. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susqbanc.com. To listen
                                                     ----------------
to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Susquehanna Bancshares, Inc. is a financial holding company with assets of $5.5 billion operating in multiple states. It provides financial services through its subsidiaries at 159 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.
            ----------------

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION

(Dollars in 000s, except per share)

                                                                          Twelve Months
                                                                     -----------------------
Balance Sheet (EOP)                           4Q02          4Q01         2002         2001
                                              ----          ----         ----         ----
Investments                                $1,126,407   $1,021,091   $1,126,407   $1,021,091
Loans and leases                            3,830,953    3,519,498    3,830,953    3,519,498
Allowance for loan & lease losses (ALLL)       39,671       37,698       39,671       37,698
Total assets                                5,544,647    5,088,954    5,544,647    5,088,954
Deposits                                    3,831,315    3,484,331    3,831,315    3,484,331
Short-term borrowings                         266,724      169,803      266,724      169,803
FHLB borrowings                               543,166      570,580      543,166      570,580
Vehicle financing                              31,304      171,462       31,304      171,462
Long-term debt                                180,000      105,000      180,000      105,000
Shareholders' equity                          533,855      493,536      533,855      493,536

Stated Book Value per Share                     13.47        12.54        13.47        12.54
Tangible Book Value per Share                   11.96        11.30        11.96        11.30

Average Balance Sheet
Investments                                 1,070,166      994,053    1,019,330      906,156
Loans and leases                            3,811,402    3,537,316    3,705,572    3,487,994
Total earning assets                        4,954,673    4,626,290    4,798,059    4,482,529
Total assets                                5,453,140    5,024,031    5,273,013    4,867,149
Deposits                                    3,814,216    3,382,454    3,642,799    3,292,733
Short-term borrowings                         236,285      187,994      235,728      211,033
FHLB borrowings                               543,765      567,329      544,176      446,835
Vehicle financing                              51,588      240,540      103,175      293,885
Long-term debt                                152,251      105,001      116,910      101,329
Shareholders' equity                          527,047      490,136      513,299      472,972

Income Statement
Net interest income                            47,868       44,869      187,240      172,244
Loan & lease loss provision                     3,585        1,891       10,664        7,310
Other income                                   23,666       21,660       94,150       84,166
Other expense                                  45,719       43,215      181,663      167,763
Income before taxes                            22,230       21,423       89,063       81,337
Income taxes                                    6,824        6,748       27,342       25,621
Net income                                     15,406       14,675       61,721       55,716
Basic earnings per share                         0.39         0.37         1.56         1.42
Diluted earnings per share                       0.39         0.37         1.55         1.41
Cash dividends paid per share                    0.21         0.20         0.81         0.77

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

SUSQUEHANNA BANCSHARES, INC.

SUMMARY FINANCIAL INFORMATION

(Dollars in 000s, except per share)

                                                                       Twelve Months
                                                                  ------------------------
Asset Quality                              4Q02          4Q01         2002           2001
                                           ----          ----         ----           ----

Net charge-offs  (NCO)                $    3,401    $    3,064    $    8,691    $    7,338
Nonaccrual loans & leases                 18,190        15,516        18,190        15,516
Restructured loans                             0             0             0             0
OREO                                       3,151         3,761         3,151         3,761
Total nonperforming assets (NPA)          21,341        19,277        21,341        19,277
Loans & leases 90 days past due            8,208        11,498         8,208        11,498

RATIO ANALYSIS

Credit Quality
NCO / Ave. loans & leases                   0.35%         0.34%         0.23%         0.21%
NPA / loans & leases & OREO                 0.56%         0.55%         0.56%         0.55%
ALLL / Nonperforming loans                218.09%       242.96%       218.09%       242.96%
ALLL / total loans & leases                 1.04%         1.07%         1.04%         1.07%

Capital Adequacy
Equity / assets                             9.63%         9.70%         9.63%         9.70%
Long-term debt / equity                    33.72%        21.28%        33.72%        21.28%

Profitability
Return on average assets                    1.12%         1.16%         1.17%         1.14%
Return on average equity                   11.60%        11.88%        12.02%        11.78%
Net interest margin                         3.88%         3.91%         3.96%         3.91%

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543



CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------
                                                                            December 31,         December 31,
(Dollars in thousands)                                                              2002                 2001
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                       $  156,320           $  149,233
Short-term investments:
        Restricted                                                                30,611               41,584
        Unrestricted                                                              22,025               46,981
--------------------------------------------------------------------------------------------------------------
                            Total short-term investments                          52,636               88,565
--------------------------------------------------------------------------------------------------------------
Investment securities available for sale, at fair value                        1,122,230            1,019,313
Investment securities held to maturity, at amortized cost                          4,177                1,778
        (Fair values of $4,177 and $1,778)
Loans and leases, net of unearned income                                       3,830,953            3,519,498
Less: Allowance for loan and lease losses                                         39,671               37,698
--------------------------------------------------------------------------------------------------------------
        Net loans and leases                                                   3,791,282            3,481,800
--------------------------------------------------------------------------------------------------------------
Premises and equipment (net)                                                      60,108               60,063
Accrued income receivable                                                         20,579               21,268
Bank-owned life insurance                                                        125,127              120,174
Goodwill                                                                          54,897               43,496
Intangible assets with finite lives                                                4,998                5,622
Other assets                                                                     152,293               97,642
--------------------------------------------------------------------------------------------------------------
        Total assets                                                          $5,544,647           $5,088,954
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
        Demand                                                                $  601,272           $  529,162
        Interest-bearing demand                                                1,137,982              915,080
        Savings                                                                  470,318              435,959
        Time                                                                   1,303,918            1,322,494
        Time of $100 or more                                                     317,825              281,636
--------------------------------------------------------------------------------------------------------------
                            Total deposits                                     3,831,315            3,484,331
--------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                            266,724              169,803
FHLB borrowings                                                                  543,166              570,580
Vehicle financing                                                                 31,304              171,462
Long-term debt                                                                   180,000              105,000
Accrued interest, taxes, and expenses payable                                     36,240               36,652
Other liabilities                                                                122,043               57,590
--------------------------------------------------------------------------------------------------------------
        Total liabilities                                                      5,010,792            4,595,418
--------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock
        Authorized: 100,000,000 ($2.00 par value)
        Issued: 39,638,447 and 39,398,190, respectively                           79,277               78,796
Surplus                                                                           62,858               57,986
Retained earnings                                                                375,244              345,508
Accumulated other comprehensive income,
        net of taxes of $8,681 and $6,928, respectively                           16,476               12,009
Less: Treasury stock, (none and 54,115
        common shares at cost, respectively)                                           0                  763
--------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                               533,855              493,536
--------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                    $5,544,647           $5,088,954
--------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.



                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------------------------------------
                                                                            Three Months Ended                 Year Ended
                                                                               December 31,                    December 31,
--------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except per share)                                  2002            2001              2002         2001
--------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans and leases                                   $64,774         $68,414          $260,420       $283,212
Interest on investment securities: Taxable                               12,809          13,635            52,497         51,247
                                   Tax-exempt                               536             747             2,445          3,297
Interest on short-term investments                                          304             590             1,351          3,539
--------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                            78,423          83,386           316,713        341,295
--------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits:
        Interest-bearing demand                                           3,118           3,282            12,429         18,144
        Savings                                                             775           1,228             4,036          6,324
        Time                                                             15,590          19,585            66,034         84,222
Interest on short-term borrowings                                           739             982             3,919          7,976
Interest on FHLB borrowings                                               7,065           7,297            28,108         23,656
Interest on vehicle financing                                               528           4,135             6,211         20,886
Interest on long-term debt                                                2,740           2,008             8,736          7,843
--------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                           30,555          38,517           129,473        169,051
--------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                      47,868          44,869           187,240        172,244
Provision for loan and lease losses                                       3,585           1,891            10,664          7,310
--------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses            44,283          42,978           176,576        164,934
--------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME
Service charges on deposit accounts                                       4,567           3,926            16,905         13,735
Vehicle origination and servicing fees                                    5,222           3,579            24,727         22,435
Merchant credit card fees                                                     0           2,606             8,328         10,489
Asset management fees                                                     2,499           2,957             9,824          9,072
Income from fiduciary-related activities                                  1,187           1,108             4,853          5,084
Gain on sale of loans and leases                                            997             636             4,626          4,198
Income from bank-owned life insurance                                     1,569           1,695             6,540          6,509
Commissions on insurance sales                                            1,850               0             3,666              0
Other operating income                                                    3,206           4,776            11,324         11,995
Investment security gains/(losses)                                        2,569             377             3,357            649
--------------------------------------------------------------------------------------------------------------------------------
       Total other income                                               23,666          21,660            94,150         84,166
--------------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES
Salaries and employee benefits                                           21,691          19,137            82,571         73,850
Net occupancy expense                                                     3,244           2,933            12,522         11,498
Furniture and equipment expense                                           2,070           2,016             8,372          8,185
Amortization of intangible assets                                           157             992               639          3,645
Vehicle residual value expense                                            1,546           1,142             6,384          4,850
Vehicle delivery and preparation expense                                  3,294           2,712             9,444          6,168
Merchant credit card servicing expense                                        0           2,334             7,937          9,820
Other operating expenses                                                 13,717          11,949            53,794         49,747
--------------------------------------------------------------------------------------------------------------------------------
        Total other expenses                                             45,719          43,215           181,663        167,763
--------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                               22,230          21,423            89,063         81,337
Provision for income taxes                                                6,824           6,748            27,342         25,621
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                              $15,406         $14,675          $ 61,721       $ 55,716
--------------------------------------------------------------------------------------------------------------------------------
Per share information:
        Basic earnings                                                    $0.39           $0.37             $1.56          $1.42
        Diluted earnings                                                  $0.39           $0.37             $1.55          $1.41
        Cash dividends                                                    $0.21           $0.20             $0.81          $0.77
Average shares outstanding:     Basic                                    39,619          39,319            39,496         39,263
                                Diluted                                  39,984          39,723            39,932         39,593
--------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543


TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential - taxable equivalent basis

-------------------------------------------------------------------------------------------------------------------
                                              For the Three Month Period Ended    For the Three Month Period Ended
                                                     December 31, 2002                  December 31, 2001
-------------------------------------------------------------------------------------------------------------------
                                               Average                             Average
(Dollars in thousands)                         Balance       Interest  Rate (%)    Balance      Interest   Rate (%)
-------------------------------------------------------------------------------------------------------------------
Assets
Short - term investments                         $73,105        $304     1.65        $94,921        $590     2.47
Investment securities:
      Taxable                                  1,023,375      12,809     4.97        926,826      13,607     5.82
      Tax - advantaged                            46,791         825     7.00         67,227       1,192     7.03
-------------------------------------------------------------------------------------------------------------------

   Total investment securities                 1,070,166      13,634     5.05        994,053      14,799     5.91
-------------------------------------------------------------------------------------------------------------------
Loans and leases, (net):
      Taxable                                  3,759,721      64,146     6.77      3,496,063      67,834     7.70
      Tax - advantaged                            51,681         966     7.42         41,253         892     8.58
-------------------------------------------------------------------------------------------------------------------

   Total loans and leases                      3,811,402      65,112     6.78      3,537,316      68,726     7.71
-------------------------------------------------------------------------------------------------------------------

Total interest - earning assets                4,954,673     $79,050     6.33      4,626,290     $84,115     7.21
                                                             ----------------                    ------------------
Allowance for loan and lease losses              (39,359)                            (38,632)
Other non - earning assets                       537,826                             436,373
--------------------------------------------------------                          ----------

                   Total assets               $5,453,140                          $5,024,031
--------------------------------------------------------                          ----------

Liabilities
Deposits:
      Interest - bearing demand               $1,100,821      $3,118     1.12       $866,825      $3,282     1.50
      Savings                                    469,259         775     0.66        428,175       1,228     1.14
      Time                                     1,668,709      15,590     3.71      1,587,508      19,585     4.89
Short - term borrowings                          236,285         739     1.24        187,994         982     2.07
FHLB borrowings                                  543,765       7,065     5.15        567,329       7,297     5.10
Vehicle financing                                 51,588         528     4.06        240,540       4,135     6.82
Long - term debt                                 152,251       2,740     7.14        105,001       2,008     7.59
                                              ----------     -------     ----     ----------     -------   --------

Total interest - bearing liabilities           4,222,678     $30,555     2.87      3,983,372     $38,517     3.84
                                                             ----------------                    ------------------
Demand deposits                                  575,427                             499,946
Other liabilities                                127,988                              50,577
--------------------------------------------------------                          ----------

                Total liabilities              4,926,093                           4,533,895
--------------------------------------------------------                          ----------

Equity                                           527,047                             490,136
--------------------------------------------------------                          ----------

Total liabilities & shareholders' equity      $5,453,140                          $5,024,031
--------------------------------------------------------                          ----------

Net interest income / yield on
 average earning assets                                      $48,495     3.88                    $45,598     3.91
                                                             ----------------                    ------------------


     For purposes of calculating yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same basis as taxable interest. The marginal tax rate is 35%.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543


TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential - taxable equivalent basis

---------------------------------------------------------------------------------------------------------------------
                                               For the Twelve Month Period Ended    For the Twelve Month Period Ended
                                                         December 31, 2002                  December 31, 2001
                                               ---------------------------------  ----------------------------------
                                              Average                               Average
(Dollars in thousands)                        Balance       Interest     Rate(%)    Balance     Interest     Rate(%)
--------------------------------------------------------------------------------  -----------------------------------
Assets
Short - term investments                   $    73,157    $     1,351       1.85  $    88,379   $     3,539      4.00
Investment securities:
      Taxable                                  966,156         52,497       5.43      834,066        51,219      6.14
      Tax - advantaged                          53,174          3,762       7.07       72,090         5,115      7.10
--------------------------------------------------------------------------------  -----------------------------------
   Total investment securities               1,019,330         56,259       5.52      906,156        56,334      6.22
--------------------------------------------------------------------------------  -----------------------------------
Loans and leases, (net):
      Taxable                                3,657,342        257,977       7.05    3,444,049       280,730      8.15
      Tax - advantaged                          48,230          3,758       7.79       43,945         3,820      8.69
--------------------------------------------------------------------------------  -----------------------------------
   Total loans and leases                    3,705,572        261,735       7.06    3,487,994       284,550      8.16
--------------------------------------------------------------------------------  -----------------------------------
Total interest - earning assets              4,798,059    $   319,345       6.66    4,482,529   $   344,423      7.68
                                                          ----------------------                ---------------------
Allowance for loan and lease losses            (39,193)                               (38,409)
Other non - earning assets                     514,147                                423,029
------------------------------------------------------                            -----------
Total assets                               $ 5,273,013                            $ 4,867,149
------------------------------------------------------                            -----------
Liabilities
Deposits:
      Interest - bearing demand            $   991,096    $    12,429       1.25  $   824,950   $    18,144      2.20
      Savings                                  461,947          4,036       0.87      420,818         6,324      1.50
      Time                                   1,643,785         66,034       4.02    1,568,646        84,222      5.37
Short - term borrowings                        235,728          3,919       1.66      211,033         7,976      3.78
FHLB borrowings                                544,176         28,108       5.17      446,835        23,656      5.29
Vehicle financing                              103,175          6,211       6.02      293,885        20,886      7.11
Long - term debt                               116,910          8,736       7.47      101,329         7,843      7.74
                                           -----------    -----------       ----  -----------   -----------      ----
Total interest - bearing liabilities         4,096,817    $   129,473       3.16    3,867,496   $   169,051      4.37
                                                          ----------------------                ---------------------
Demand deposits                                545,971                                468,319
Other liabilities                              116,926                                 58,362
------------------------------------------------------                            -----------
                Total liabilities            4,759,714                              4,394,177
------------------------------------------------------                            -----------
Equity                                         513,299                                472,972
------------------------------------------------------                            -----------
Total liabilities & shareholders' equity   $ 5,273,013                            $ 4,867,149
------------------------------------------------------                            -----------
Net interest income / yield on
      average earning assets                              $   189,872       3.96                $   175,372      3.91
                                                          ----------------------                ---------------------


     For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same baisis as taxable interest. The marginal tax rate is 35%.

LOANS AND LEASES

----------------------------------------------------------------------------------------------------------------------------
Loans and leases,net of unearned income at December 31, 2002 and December 31, 2001, were as follows:
----------------------------------------------------------------------------------------------------------------------------
                                                                        December 31,                    December 31,
                                                                                2002                            2001
----------------------------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural                                     $478,181                        $434,780
Real estate - construction                                                   456,663                         359,445
Real estate - secured residential                                          1,246,939                       1,140,678
Real estate secured - commercial                                             988,633                         822,416
Consumer                                                                     343,537                         325,170
Leases                                                                       317,000                         437,009
----------------------------------------------------------------------------------------------------------------------------
          Total loans and leases                                          $3,830,953                      $3,519,498
----------------------------------------------------------------------------------------------------------------------------